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EXHIBIT 99.1

Resolution of the Board of Directors of
Pacific Mutual Life Insurance Company
Authorizing Establishment of Separate Account B
and Memorandum Establishing Separate Account B
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                                                                     EXHIBIT 1

                            SECRETARY'S CERTIFICATE

                     PACIFIC MUTUAL LIFE INSURANCE COMPANY


RESOLVED, that the Board of Directors of this Corporation hereby authorizes this Corporation to obtain approval from the appropriate regulatory authorities of an amendment to its Certificate of Authority to issue variable life insurance policies and variable annuity contracts and any derivative thereof being herein collectively referred to as "variable contracts"; and

RESOLVED FURTHER, that the Board of Directors of this Corporation hereby authorizes and directs the establishment of Separate Accounts ("Separate Accounts") that may be required to which the amounts received by this Corporation in connection with the sale of the Contracts shall be allocated; and

RESOLVED FURTHER, that within the Separate Accounts there may be a number of Variable Accounts with different investment policies and objectives into which a policyowner may direct his interests in the Separate Accounts and the Variable Accounts; and

RESOLVED FURTHER, that the Separate Accounts are to be established and maintained in accordance with the provisions of Section 10506 of the California Insurance Code and the regulations promulgated under that Section; and

RESOLVED FURTHER, that any Officer of this Corporation is authorized and directed to take whatever action may be necessary or advisable to establish and maintain such Separate Accounts and to register, file, or qualify the Contracts for sale, including, but not limited to, determining the states or other jurisdictions in which necessary or advisable action shall be taken to qualify, file, or register the Contracts for sale, performing any and all acts as such Officer deems necessary or advisable to comply with the applicable laws of any such state or jurisdiction including making any required filings with the California Insurance Department or any other regulatory authority in California or any other regulatory authority in any state or jurisdiction having jurisdiction over the insurance activities of the Company or over the Contracts; performing any and all acts as such Officer deems necessary or advisable to comply with the applicable laws of the United States including, but not limited to, preparing and filing registration statements with the Securities and Exchange Commission to register the Contracts or interests therein under the Securities Act of 1933 and the Investment Company Act of 1940 and to register the Separate Account under the Investment Company Act of 1940, and to file an exemptive application if necessary or advisable under the Investment Company Act of 1940 and to make such other filings or seek any interpretations that are necessary or advisable from the Securities and Exchange Commission or any other agency of the United States Government; or make any filings, seek any interpretations, or make other submissions that such Officer deems necessary or advisable with other regulatory authorities having jurisdiction over the offer and sale of the Contracts; and to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, powers of attorneys, and

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appointments of agents for service of process, and the paying of all necessary fees and expenses as in such Officer's judgment may be necessary or advisable.

                                     *****

I, AUDREY L. MILFS, do hereby certify that I am the duly elected, qualified and acting Secretary of Pacific Mutual Life Insurance Company, a California corporation, and I do hereby further certify that the foregoing is a true and correct copy of a resolution adopted at a meeting of the Executive Committee of the Board of Directors of said corporation held on November 22, 1989, at which a quorum was present and voted in favor thereof, and that said resolution has not been revoked or amended and is now in full force and effect.

IN WITNESS WHEREOF, I have executed this certificate as Secretary of said Corporation on this 13th day of January, 1993.


/s/AUDREY L, MILFS
Audrey L. Milfs, Secretary

#4427
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OFFICE MEMORANDUM                [PACIFIC MUTUAL LOGO]
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DATE:         September 25, 1996
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TO:           Glenn S. Schafer
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FROM:         Gerald W. Robinson
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SUBJECT:      SEPARATE ACCOUNT B
===============================================================================

         RECOMMENDATION:

         That you authorize the establishment of the Separate Account B ("Separate Account") for Pacific Innovations, a proprietary variable annuity contract for Bank of America.

         WHY RECOMMENDATION IS REQUESTED AT THIS TIME:

         Documentation of the authorization must accompany the registration materials to be filed with the Securities and Exchange Commission and the State of California for the Separate Account.

         BACKGROUND:

         Pacific Mutual's Finance Committee has approved the development of the Separate Account to fund the Pacific Innovations variable annuity contracts. The Separate Account may be offered under other variable contracts in the future.

         On November 22, 1989, the Board of Pacific Mutual Life Insurance Co. adopted a resolution authorizing an Officer of the corporation to take whatever action necessary to establish and maintain Separate Accounts which may be required in connection with variable life insurance policies and variable annuity contracts and any derivative thereof. Our outside counsel recommends obtaining this authorization from the CEO.

         AUTHORIZATION:

         On behalf of Pacific Mutual Life Insurance Co., the establishment of Separate Account B for the Pacific Innovations variable annuity contracts and other variable annuity contracts that may be offered in the future is hereby authorized.

         Establishment of
         Separate Account B
         Is Authorized:

         /s/ GLENN S. SCHAFER
         --------------------
         Glenn S. Schafer
         President